Waton Financial Limited

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

Certificate Number

Shares

PAR VALUE $0.001
ORDINARY SHARES

THIS CERTIFIES THAT

*** SPECIMEN ***

CUSIP NO.:

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.001 EACH OF

WATON FINANCIAL LIMITED

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


WATON FINANCIAL LIMITED
Corporate
Seal
BRITISH VIRGIN ISLANDS

ZHOU KAI
Director

DATED:

Countersigned and Registered
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112